Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended                 6/30/2006
     Distribution Date                    7/17/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                             Total    Allocated to          Allocated to Investor Interest
 1   Sources of funds                                                  Transferor        Total     Series 05-A   Series 05-B
                                                          ------------------------------------------------------------------
     Principal Collections                                 1,078,309       442,886       635,423       317,628       317,795
     Finance Charge Collections                               68,758        28,240        40,517        20,253        20,264
     Interchange                                               8,788         3,609         5,179         2,589         2,590
                                                          ------------------------------------------------------------------
     Total Funds Received                                  1,155,855       474,736       681,119       340,470       340,649

 2   Application of Principal Collections                    Total     Series 05-A   Series 05-B
     Investor Percentage of Principal Collections            635,423       317,628       317,795
     deduct:
     Utilised Retained Principal Collections
                  allocable to Class C                             0             0             0
                  allocable to Class B                             0             0             0
     Transferred to Series Collections Ledger                      0             0             0
     Shared Principal Collections                                  0             0             0

                                                          --------------------------------------
     Cash Available for Acquisition                          635,423       317,628       317,795

 3   Application of Finance Charge Collections                 Total     Series 05-A   Series 05-B
     Investor Percentage of Finance Charge Collections        45,696        22,842        22,854
     deduct:
     Trustee payment amount                                     3.34             2             2
     Loan Note Issuer Costs                                       24            12            12
     Monthly Distribution Amounts                             12,222         6,092         6,130
     Servicing fee payable to RBS                              1,807           903           904
     Cash Management fee payable to RBS                            1          0.50          0.50
     Investor Default Amount                                  15,555         7,775         7,779
     Expenses loan principal and interest                         --            --            --

     Available Spread                                         16,084         8,057         8,027

 4   Payments in respect of the Securities

     Series 05-A                                            Class A       Class B       Class C
                                                            USD 000s      USD 000s      USD 000s
     Balance at 15 June 2006                               2,175,000       175,000       150,000
     Principal repayments on 17 July 2006                         --            --            --
                                                          ---------------------------------------
     Balance carried forward on 17 July 2006               2,175,000       175,000       150,000
                                                          ---------------------------------------

     Interest due on 17 July 2006                             10,090           837           736
     Interest paid                                           (10,090)         (837)         (736)
                                                          ---------------------------------------
     Interest unpaid                                              --            --            --

     Series 05-B                                          Class A-1    Class A-2    Class A-3    Class B-3    Class C-1   Class C-3
                                                          USD 000s     EUR 000s     GBP 000s     GBP 000s     USD 000s    GBP 000s
     Balance at 15 June 2006                                435,000      450,000      700,000      101,000       42,000      63,000
     Principal repayments on 17 July 2006                        --           --           --           --           --          --
                                                          --------------------------------------------------------------------------
     Balance carried forward on 17 July 2006                435,000      450,000      700,000      101,000       42,000      63,000
                                                          --------------------------------------------------------------------------

     Interest due on 17 July 2006                                --        1,186           --           --           --          --
     Interest paid                                               --       (1,186)          --           --           --          --
                                                          --------------------------------------------------------------------------
     Interest unpaid                                             --           --           --           --           --          --

 5   Transaction Accounts and Ledgers

                                                              Total    Series 05-A   Series 05-B
     Reserve Account
     Required Reserve Amount                                      --            --            --
                                                          --------------------------------------
     Balance at 15 June 2006                                      --            --            --
     Transfer in/out this period                                  --            --            --
     Interest earned                                              --            --            --
                                                          --------------------------------------
     Balance carried forward on 17 July 2006                      --            --            --
                                                          --------------------------------------

     Spread Account
     Required Spread Account Amount                               --            --            --
                                                          --------------------------------------
     Balance at 15 June 2006                                      --            --            --
     Transfer in/out this period                                  --            --            --
     Interest earned                                              --            --            --
                                                          --------------------------------------
     Balance carried forward on 17 July 2006                      --            --            --
                                                          --------------------------------------

     Principal Funding Account
     Balance at 15 June 2006                                      --            --            --
     Transfer in/out this period                                  --            --            --
     Interest earned                                              --            --            --
                                                          --------------------------------------
     Balance carried forward on 17 July 2006                      --            --            --

 6   Subordination Percentages                                          Series 05-A                           Series 05-B
                                                                Original           Current            Original           Current
                                                          (pound)000    %    (pound)000    %    (pound)000    %    (pound)000    %
     Class A Investor Interest                             1,257,225    87%   1,257,225    87%   1,257,568    87%   1,257,568    87%
     Class B Investor Interest                               101,156     7%     101,156     7%     101,000     7%     101,000     7%
     Class C Investor Interest                                86,705     6%      86,705     6%      87,277     6%      87,277     6%
                                                          --------------------------------------------------------------------------
     Total Investor Interest                               1,445,087   100%   1,445,087   100%   1,445,845   100%   1,445,845   100%
                                                          --------------------------------------------------------------------------

 7   Assets of the Trust

                                                                              (pound)000
                                                                             ----------------
     Total receivables at       30-Jun-06                                    (pound)4,911,036
                                                                             ----------------
     Aggregate amount of receivables that, as at
     30th June 2006 were delinquent by:                     30-59 days              62,470
                                                            60-89 days              50,087
                                                           90-179 days             127,062
                                                         180 or more days          176,120


 8   Material Changes

     New Issuance during period                                    NONE

     Material modifications to pool asset terms                    NONE

     Material modifications to origination policies                NONE

     Material breaches of pool asset representations,
     warranties or covenants                                       NONE

 9   Trigger Information

     Series Pay Out Events                                         NONE

     Trust Pay Out Events                                          NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                             NONE

     Changes in Securities                                         NONE

     Submission of Matters to a Vote of Security Holders           NONE

     Other Information                                             NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 17 day of July, 2006


     -------------------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Patrick Neville
     Chief Financial Officer, Cards Business